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                                                                    EXHIBIT 10.8


                      MEDICAL DEVICES RECYCLABLES AGREEMENT

This Agreement is made as of this 30th day of April, 1998, by and between BFI WASTE SYSTEMS OF NORTH AMERICA, INC., a Delaware corporation, with an office at 757 N. Eldridge, Houston, TX 77071 (hereinafter referred to as "BFI") and ALLIANCE MEDICAL CORPORATION a Delaware corporation, with an office at 3010 N. 2nd St., Suite 110, Phoenix, AZ 85012 (hereinafter referred to as "ALLIANCE").

                            ARTICLE I - DECON CENTER

A. ALLIANCE, at its expense, shall permit, construct and operate a Decon Center (defined below) at the BFI Facility (defined below) at Apopka,
      FL and at the BFI Facility at Vernon, CA. ALLIANCE shall apply for all necessary permits to construct and operate each Decon Center within thirty (30) days after the date of this Agreement (or, if later, within thirty (30) days after BFI approves written plans and specifications therefor as provided below) and shall thereafter diligently attempt to obtain all such permits. ALLIANCE shall begin operations at each Decon Center within sixty (60) days after receipt of all necessary permits to construct and operate such Decon Center. BFI shall Lease each Decon
      Center to ALLIANCE for a fair market rental pursuant to a form of lease attached hereto as Exhibit "A". The lease shall be for a term of three
      (3) years beginning on the date that operations begin, extendable for such period as is mutually agreed in writing; provided, however, that, notwithstanding any contrary provision herein, the lease shall provide that BFI may terminate it at any time upon five (5) days written notice if, in BFI's reasonable judgment, operation of the Decon Center requires the BFI Facility to obtain additional permits or approvals or materially interferes with or jeopardizes other operations at the BFI Facility and such matter is not resolved to BFI's reasonable satisfaction within such five (5) day period (in which event, ALLIANCE shall
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      have thirty (30) days after such termination to relocate the Decon Center to within five (5) miles of the BFI Facility), or if, for any reason, BFI ceases operations at the BFI Facility or sells the BFI Facility. Each Decon Center may contain approximately 450 square feet; provided, however, that ALLIANCE shall construct the Decon Center in accordance with Exhibit "B", attached hereto, and to the extent not set forth in Exhibit "B", in accordance with written plans and specifications approved in advance by BFI ALLIANCE, at its expense, shall operate each Decon Center in accordance with applicable laws, regulations and permits.

B. ALLIANCE, at its expense, shall permit, construct and operate other Decon Centers at (if approved by BFI) or within five miles of such other BFI Facilities as are mutually agreed in writing by the parties in their sole discretion. Except as otherwise agreed in writing by the parties, any such additional Decon Centers shall be constructed and leased (if at a BFI Facility) in accordance with the provisions in Section I A. above.

C. The following terms used in this Agreement shall have the meanings ascribed to them below:

      (1) "Decon Center" means a facility for sorting and such decontamination of Reusable Materials (defined below) to enable safe handling and shipping to a facility for further processing necessary for reuse.

      (2) "BFI Facility" means a biomedical waste autoclave, incinerator or transfer station operated by BFI or its affiliates.

      (3) "Reusable Materials" means used noncritical surgical instruments and devices and related items which, in accordance with applicable regulations and ALLIANCE's

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            reasonable judgment, can be cleaned, sterilized, processed and refurbished as necessary for reuse.

      (4) "Biomedical Waste" means those wastes defined by the United States Environmental Protection Agency (USEPA) as infectious wastes in its Guide for Infectious Waste Management, #EPA/530-SW-86-014, May 1986, or defined by the USEPA as medical wastes in 40 CFR 259.30, and any other wastes identified as infectious or similar wastes in any other applicable federal, state, county or municipal laws, regulations and guidelines. "Biomedical Waste" specifically excludes (a) fetal remains and human torsos and (b) corrosive, reactive, radioactive, toxic and other hazardous wastes and substances as defined in any applicable federal, state, county or municipal laws, regulations and guidelines.

                             ARTICLE II - SERVICES

A. BFI, at its expense, shall (1) deliver to each Decon Center all containers containing Reusable Materials located at the ground service customers of each BFI Facility serviced by such Decon Center ("BFI Customers"), and (2) collect from each Decon Center and process at the BFI Facility all Biomedical Waste in Reusable Materials containers which ALLIANCE, in its reasonable judgment, cannot process for reuse ("Biomedical Residuals"). ALLIANCE shall be the generator of Biomedical Residuals and shall so execute manifests as required by BFI. The ground service area of the Apopka and Vernon BFI Facilities are described in Exhibit "B".

B. BFI may, at its sole option and at its expense, deliver to each Decon Center all containers containing Reusable Materials located at the customers of ALLIANCE within the ground service area of such Decon Center ("ALLIANCE Customers"), subject to mutual agreement between BFI and ALLIANCE on the specific operating details and

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      requirements and the amount payable to BFI by ALLIANCE for such service and any necessary customer approval.

C. ALLIANCE, at its expense, shall (1) market services for processing and resale of Reusable Materials to BFI Customers, and (2) sort, decontaminate and recycle all Reusable Materials delivered by BFI to a Decon Center. ALLIANCE shall not charge BFI or BFI Customers for such services provided by ALLIANCE and BFI shall determine, in its sole discretion, its charges (if any) to BFI Customers for such services; provided, however, that ALLIANCE may sell its services for reprocessing Reusable Materials (suitable for reuse) to BFI Customers for an amount mutually agreed by ALLIANCE and such BFI Customer. BFI shall recommend ALLIANCE's services for processing and resale of Reusable Materials to BFI Customers and ALLIANCE shall recommend BFI's Biomedical Waste disposal services to ALLIANCE Customers.

D. BFI may provide any of its services, equipment or materials pursuant to this Agreement by or through its affiliates. Any specific operating details and requirements for the performance of the services described above in this Article II which the parties now desire to set forth are provided in Exhibit "B".

E. BFI reserves the right to decline to accept for collection, transportation, treatment and/or disposal any Reusable Materials or Biomedical Waste which, in BFI's reasonable judgment, it cannot transport, treat or dispose of in a lawful manner or without a risk of harm to BFI's employees public health or the environment. Improperly packaged, leaking, overweight or damaged containers are subject to rejection or to off-specification charges for repackaging and/or special handling. No containers will be picked up that are wet or leaking.


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                     ARTICLE III - CONTAINERS AND PACKAGING

BFI, at its expense, shall supply all containers (reusable or disposable, as determined by BFI) to BFI Customers (and ALLIANCE Customers serviced by BFI) for deposit of Reusable Materials and manifest such materials; provided, however, that ALLIANCE, at its expense, shall provide stickers or other markings acceptable to BFI to designate such containers as being solely for the deposit of Reusable Materials and all other packaging required by applicable regulation (and separate containers for all sharps, which containers shall be disposable, whether or not required by regulation), and shall provide all necessary customer training for proper and lawful segregation of Reusable Materials and deposit into such containers (and any other required packaging, labeling and storage of Reusable Materials), provided, further, that if the use of BFI provided containers with the aforesaid stickers or markings proves, in BFI's reasonable judgment, to be inadequate for proper and lawful segregation and collection of such Reusable Materials, ALLIANCE shall, at its expense, provide BFI Customers (and ALLIANCE customers serviced by BFI) with containers and other materials suitable and satisfactory to BFI for the segregation and collection of Reusable Materials. BFI may provide any of its services, equipment or materials pursuant to this Agreement by or through its affiliates. Any specific operating details and requirements for the performance of the services described above in this
Article III which the parties now desire to set forth are provided in Exhibit
"B."

                               ARTICLE IV - TITLE

Title to Reusable Materials shall remain with the generator thereof. Title to Biomedical Residuals shall be transferred to and vest in BFI when received by BFI at the Decon Center; provided, that title to any materials furnished by ALLIANCE to BFI at the Decon Center, other than Biomedical Waste, shall remain with ALLIANCE.


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                           ARTICLE V - CONSIDERATION

A. For BFI's delivery of Reusable Materials from a BFI Customer to the Decon Center, ALLIANCE shall pay BFI the then existing rate per pound charged by BFI to such customer for collection and disposal of Biomedical Waste plus three cents ($.03) per pound (based upon the greater of actual weight of Reusable Materials per container - excluding the tare weight of the container - or a minimum weight established by BFI), plus any applicable taxes.

B. For BFI's collection of Biomedical Residuals from each Decon Center and processing of same at a BFI Facility, ALLIANCE shall pay BFI, an amount per pound or container for handling such material equal to BFI's prevailing rate in such market for collection and processing of Biomedical Waste for similarly sized customers with similar service needs (based upon the greater of actual weight of Biomedical Residuals per container - excluding the tare weight of the container - or a minimum weight established by BFI), plus any applicable taxes.

C. BFI reserves the right to adjust the rates it charges in A. and B. above to fully cover pro rata increases in fuel, insurance and disposal costs, and increases in costs resulting from changes in regulatory requirements or guidelines or the enforcement thereof. BFI may also adjust such rates annually in an amount equal to the percentage increase in the Consumer Price Index for Urban Consumers (all items) published by the United States Department of Labor, Bureau of Labor Statistics since the date of the last such adjustment (or since the date of execution of this Agreement in the case of the first such adjustment).


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              ARTICLE VI - RIGHT OF FIRST REFUSAL; NONCOMPETITION

A. Each party ("Grantor") hereby grants the following right of first refusal to the other party ("Grantee"): If Grantor receives an offer from any person or entity, whether or not solicited by Grantor, during the term of this Agreement, as it may be extended, for the establishment of Reusable Materials services contemplated by this Agreement within the continental United States (whether or not such offer is solicited by Grantor or whether such proposal constitutes or is in the form of Grantor's acceptance of an offer), Grantor shall give written notice (the "Notice of Intended Biomedical Recyclables Agreement") of the amount and terms and conditions of the offer, the identity of the offerer, and its willingness to accept the offer. Grantee (or its affiliates) shall have the option to perform such service on substantially the same terms and conditions as those contained in such offer, which option may be exercised by written notice from Grantee to Grantor within thirty (30) days after Grantee's receipt of the Notice of Intended Biomedical Recyclables Agreement ("Exercise Period"). If Grantee makes timely exercise of such option, then Grantor and Grantee shall enter into a written service agreement for Grantee to provide such service on substantially the same terms and conditions set forth in such offer. If Grantee fails to make timely exercise of such option as specified above, Grantor shall be free to accept such noticed offer for such service within the thirty (30) days next following the expiration of the Exercise Period on the same terms and conditions as specified in the Notice of Biomedical Recyclables Agreement, but not otherwise. If Grantor fails to accept such noticed offer in writing within such thirty (30) day period, the provisions of this Section shall again be applicable to any subsequent offer.

B. During the term of this Agreement and for two (2) years thereafter, BFI shall not engage, directly or indirectly, as principal, owner, agent, lender, advisor, or otherwise, within the

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      ground service areas of each Decon Center established pursuant to this
      Agreement, in the business of decontaminating, cleaning, sterilizing, processing and refurbishing for reuse any surgical instruments and devices and related items in the Biomedical Waste stream. During the term of this Agreement and for two (2) years thereafter, ALLIANCE shall not engage, directly or indirectly, as principal, owner, agent, lender, advisor, or otherwise, within the ground service areas of each Decon Center established pursuant to this Agreement, in the business of collecting, processing and disposing of Biomedical Waste.

                        ARTICLE VII - PAYMENT OF CHARGES

ALLIANCE shall pay all charges on a monthly basis in arrears within thirty (30) days of the date of BFI's invoice. ALLIANCE agrees to pay a charge for all past due amounts in an amount equal to the lesser of one and one-half percent (1-1/2%) of such past due amounts for each month or part thereof during which such payments remain unpaid or the maximum rate allowed by applicable law. Should any portion of any invoice remain unpaid for more than sixty (60) days from date of the invoice, BFI shall have the option, notwithstanding any contrary provision herein, upon written notice to ALLIANCE, to suspend service under this Agreement unless and until payment has been made for all services performed by BFI under this Agreement, including those payments not yet past due. Upon such suspension, BFI may remove from any customer all Reusable Materials containers or other containers belonging to BFI. Upon receipt of payment, such containers will be redelivered and ALLIANCE will be charged a recommencement charge equal to three times the average monthly charges to such customer during the most recent twelve months of service or shorter period of service.

                          ARTICLE VIII - FORCE MAJEURE

Except for the obligation to pay for services rendered, neither party hereto shall be liable for its failure to perform hereunder, in whole or in part, due to contingencies beyond its reasonable

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control, including, but not limited to, strikes, riots, war, fire, acts of God, injunction, compliance with any law, regulation, guideline or order of any governmental body or any instrumentality thereof, whether now existing or hereafter created.

                             ARTICLE IX - ASSIGNMENT

This Agreement is assignable with the written consent of both parties and shall be binding upon and inure to the bend it of the parties hereto and their respective successors and assigns. Such consent shall not be unreasonably withheld, nor required in the event of assignment by operation of law, nor required in the event of an assignment by BFI to an affiliate of BFI.

                           ARTICLE X - SAVINGS CLAUSE

In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement; this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                             ARTICLE XI - INSURANCE

BFI and ALLIANCE shall procure and maintain the following insurance coverages and limits throughout the term of this Agreement:

Workers Compensation                      Statutory
Employers Liability                       $100,000 per occurrence

General Liability including               $5,000,000 per occurrence
premises operations, blanket
contractual liability and
"xcu" exclusion deleted

Products Liability (ALLIANCE only)        $25,000,000 per occurrence

Automobile Liability (BFI only)           $5,000,000 combined single limit


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ALLIANCE shall procure and maintain Builders Risk insurance with limits equal to cost of project during construction and All Risk Property insurance at replacement value of the Decon Center when such facility becomes operational.

ALLIANCE shall name BFI, its affiliates, their officers and employees as additional insureds on their General Liability, Builders Risk and All Risk Property policies. ALLIANCE shall provide an endorsement stating that such coverages will be primary to any other coverage available to them and that no act or omission by them shall invalidate or limit such coverage. Each party shall furnish the other certificates of insurance attesting to coverage and limits and each certificate shall contain a statement requiring the insurer to notify the certificate holder at least thirty (30) days in advance of cancellation of any policy thereunder. All insurance shall be procured from reputable insurers admitted to do business on a direct basis in each state where Decon Centers are located. In no event shall construction or operations at a Decon Center begin until the required evidence of insurance is furnished.

                 ARTICLE XII - TERM, SUSPENSION AND TERMINATION

A. The term of this Agreement shall be for a period of three (3) years from and after the date that the last Decon Center to be established pursuant to this Agreement commences operation; provided, however, that each Decon Center lease at a BFI Facility and the parties service obligations hereunder with respect to any Decon Center (whether at or away from a BFI Facility) shall cease and terminate three (3) years from and after the beginning of operations at such Decon Center or on such earlier date as BFI, for any reason, ceases operations at or sells the BFI Facility serving such Decon Center, or on such other date as is agreed in writing by the parties in their sole discretion; and provided, further, that this Agreement and all obligations hereunder (except those that expressly survive termination of this Agreement) shall in any event terminate six (6) years from and

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      after the date of this Agreement upon any termination of this Agreement, all Decon Center leases at BFI Facilities shall terminate and ALLIANCE shall, if requested by BFI, promptly remove all improvements and repair all damages to the BFI Facility in connection therewith, and otherwise return the leased area to the condition initially received by ALLIANCE, reasonable wear and tear excepted.

B. In the event either party hereto fails to perform in accordance with any provision of this Agreement ("Breaching Party"), the other party ("Non-breaching Party") shall have, without limitation, all rights and remedies provided at law or in equity; provided, however, the Non-breaching party may not terminate this Agreement unless the failure to perform is not cured within thirty (30) days after written notice of such failure is given by the Non-breaching Party to the Breaching Party; provided, further, that if such failure to perform (excluding any obligation of payment) cannot reasonably be cured within such thirty (30) day period and the Breaching Party promptly begins to cure such failure after written notice of such failure is given, the Non-breaching Party may not terminate this Agreement as long as the Non-breaching Party diligently takes necessary action to effect such cure, but the Non-breaching Party may nevertheless terminate this Agreement if such failure is not cured within sixty (60) days after written notice of such failure is given. In the event that the Non-breaching Party refers any matter arising under this Agreement to an attorney, the Breaching Party agrees to pay, in addition to other amounts adjudged due, any and all costs incurred by the Non-breaching Party as a result of such action, including costs of court and reasonable attorneys' fees.


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C.    The provisions of Articles IV and XIII shall survive the termination of this Agreement without regard to the reason for termination. Such termination shall not alter or affect the continuing rights and obligations of the parties created by those Articles.

                            ARTICLE XIII - INDEMNITY

A. BFI will defend, indemnify and hold ALLIANCE harmless from any and all loss, damages, suits, penalties, costs, liabilities and expenses (including, but not limited to, reasonable investigation and legal expenses) arising out of any claim for loss or damage to property, including ALLIANCE's property and injuries to or death of persons, including ALLIANCE's employees, caused by or resulting from (i) BFI's negligence or willful misconduct, or (ii) BFI's breach of this Agreement. The foregoing indemnity from BFI in favor of ALLIANCE under this Article XIII shall be inapplicable to the extent that the loss, damages, suits, penalties, costs, liabilities and/or expenses result from the ALLIANCE's provision to BFI of waste other than Biomedical Residuals.

B. ALLIANCE hereby agrees to indemnify and hold BFI harmless from any and all loss, damages, suits, penalties, costs, liabilities and expenses (including, but not limited to, reasonable investigation and legal expenses) arising out of any claim for loss of or damage to property, including BFI's property, and injuries to or death of persons, including BFI's employees, caused by or resulting from (i) ALLIANCE's negligence or willful misconduct; (ii) ALLIANCE's providing to BFI of waste other than Biomedical Residuals or any other breach of this Agreement by ALLIANCE, or (iii) the recycling, refurbishing, sterilizing, handling, distribution and use or reuse of Reusable Materials from and after delivery thereof by BFI to the Decon Center (including, without limitation, all claims and suits for strict liability and products liability), or any violation of law, regulation or permits in connection therewith.


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C.    With respect to any claim for indemnification, the party claiming a right to indemnity shall (i) give written notice thereof within a reasonable period following the event or occurrence as to which the right to indemnification is or may be asserted and (ii) allow the other party (including its employees, agents and counsel) reasonable access to any of its employees, property and records for the purpose of conducting an investigation of such claim and for the purpose of obtaining statements, photographs, and chemical analyses and taking such other steps as may be necessary to preserve evidence of the occurrence on which the claim is based. If the party claiming a right to indemnity denies the other party reasonable access as set forth above, the party claiming a right to indemnity shall assume sole responsibility for the claim for which indemnification is sought and shall not be entitled to indemnity.

              ARTICLE XIV - COMPLIANCE WITH LAW AND RECORD KEEPING

A. In the performance of all their respective services hereunder, BFI and ALLIANCE agree to comply with all applicable permits, all applicable federal, state, county and municipal laws and ordinances and all lawful orders, rules, regulations and guidelines of any duly constituted authority, including but not limited to, social security and income tax withholding laws, unemployment compensation laws, environment, safety and health laws and manifesting requirements. Without limitation of the foregoing, ALLIANCE and its employees shall observe all BFI's safety, environmental and security requirements and practices at any BFI Facility at which a Decon Center is located and shall, in connection therewith cooperate fully with BFI's personnel thereat. BFI shall instruct ALLIANCE employees with respect to such matters to the extent reasonably deemed appropriate by BFI.


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B.       BFI and ALLIANCE shall obtain and maintain all necessary permits, licenses, zoning and other federal, state or local authorizations required to perform all of their respective services hereunder and, each party shall furnish copies thereof to the other upon request.

C. BFI and ALLIANCE shall keep and retain adequate books and records and other documentation including personnel records, correspondence, instructions, plans, receipts, vouchers, copies of all manifests and tracking records and any other records or reports or memoranda, consistent with and for the periods required by applicable regulatory requirements and guidelines pertaining to performance of the services required by this Agreement. ALLIANCE shall provide BFI with monthly reports showing the amount of Reusable Materials recycled by ALLIANCE pursuant to this Agreement.

                              ARTICLE XV - NOTICES

All notices and other communications required or desired to be given hereunder shall be given in writing to the parties at their respective addresses shown above, by personal delivery, express mail, or certified mail. Neither party shall issue a press release regarding this Agreement without approval from the other party, which approval shall not be unreasonably withheld.

                      ARTICLE XVI - INDEPENDENT CONTRACTOR

BFI's relationship with ALLIANCE under this Agreement shall be that of independent contractor. Each party is to exercise its own discretion on the method and manner of performing its duties, and neither party will not exercise control over the other or its employees except insofar as may be reasonably necessary to ensure performance and compliance with this Agreement. The employees, methods, equipment and facilities used by each party shall at all times be under its exclusive direction and control. Nothing in this Agreement shall be construed to designate either party, or any of its employees, as employees, agents, joint venturers or partners of the other party.

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                      ARTICLE XVII - AMENDMENT AND WAIVER

This Agreement may be amended from time to time only by an instrument in writing signed by the parties to this Agreement at the time of such amendment. No provision of this Agreement can be waived except by a written instrument signed by the party waiving such provision, nor shall failure to object to any breach of a provision of this Agreement waive the right to object to a subsequent breach of the same or any other provision.

                         ARTICLE XVIII - GOVERNING LAW

This Agreement and all rights, obligations and liabilities arising hereunder shall be governed, construed and enforced in accordance with the laws of the State of Texas, other than with respect to conflicts of laws.

                         ARTICLE XIX - CONFIDENTIALITY

Each party recognizes and acknowledges that it may receive ("Recipient") from the other ("Discloser") in the course of performance of this Agreement, confidential information of the Discloser in the form of trade secrets of such party or of its customers, of a special and unique value which may include, without limitation, customer names, addresses and price lists, customer service requirements, costs of providing service and equipment, operating and maintenance costs and other information relating to operations, finance, accounting, sales, personnel and management ("Confidential Information"). The protection of Confidential Information against unauthorized disclosure and use is of critical importance to Discloser, and Recipient therefor agrees that it will not at any time, during the term of this Agreement, or within one (1) year thereafter, make any independent use of, or disclose to any other person or organization, other than its employees and agents in the performance of this Agreement, except as authorized in writing by Discloser, any such Confidential Information. In the event of a breach or threatened breach by Recipient of the provisions of this Agreement, Discloser shall be entitled to an


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injunction restraining Recipient from disclosing, in whole or in part, such
Confidential Information. Nothing herein shall be construed as prohibiting Discloser from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Recipient. Notwithstanding the foregoing, Confidential Information does not include the following:

(a)      information known to Recipient prior to its disclosure by Discloser;

(b) information which is now in the public domain or hereafter comes into the public domain without any fault of Recipient;

(c) information which is communicated to Recipient by a third party who has the lawful right to make such communication; or

(d) information independently developed by employees or agents of Recipient who have not had access to the Confidential Information disclosed by Discloser hereunder.

Recipient may disclose Confidential Information to the extent required pursuant to any summons or subpoena or in connection with any litigation or in order to comply with any law, order, regulations or ruling applicable to Recipient, provided, that Recipient provides written notice to Discloser at least fifteen
(15) days prior to such disclosure.

                         ARTICLE XX - ENTIRE AGREEMENT

This Agreement (including any exhibits, and amendments hereto) constitutes the entire understanding between the parties hereto, and cancels and supersedes all prior negotiations, representations, understandings and agreements, either written or oral, with respect to the subject matter hereof.



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Executed as of the day and year first above written.

                                       ALLIANCE MEDICAL CORPORATION
                                               ("ALLIANCE")

                       By:
                                --------------------------------------------
                       Name:
                                --------------------------------------------
                       Title:
                                --------------------------------------------


                                             BFI WASTE SYSTEMS
                                           OF NORTH AMERICA, INC.

                                                  ("BFI")

                       By:
                                --------------------------------------------
                       Name:
                                --------------------------------------------
                       Title:
                                --------------------------------------------




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                                                                       EXHIBIT A

                                      LEASE

This Lease made and entered into by and between BFI WASTE SYSTEMS OF NORTH AMERICA, INC., a Delaware corporation, (hereinafter called "Landlord"), and ALLIANCE MEDICAL CORPORATION, a Delaware corporation, (hereinafter called "Tenant"),

                                   WITNESSETH:

1. PREMISES. In consideration of the rent and covenants herein reserved and contained on the part of Tenant to be paid, performed and observed, Landlord hereby leases and demises to Tenant, and Tenant does hereby take, hire and lease from Landlord that certain area of the Landlord's biomedical waste autoclave, incinerator or transfer station located at 254 W. Keene Road and consisting of 750 (sf) square feet, more or less, as more particularly described in Exhibit "1" attached hereto and made a part hereof (herein called the "Premises").

2.       USE.

         (a) Tenant may use the Premises only to operate a "Decon Facility", as defined in that certain Medical Devices Recyclables Agreement between Landlord and Tenant dated 11/16, 1998 (herein called the "Recyclables Agreement"), and for no other purpose whatsoever.

         (b) Landlord makes no representation or warranty whatsoever as to the fitness or suitability of the Premises for use as a Decon Center including, without limitation, whether the Premises or the BFI Facility, has sufficient provision for water, HVAC, light, power, telephone and other utilities and services as shall be necessary for the operation of the Premises as herein contemplated, or whether the Premises has or will be able to obtain and maintain any or all permits and


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
                  approvals for use as a Decon Center including, without limitation, as to any required zoning or land use approval, or whether any portion of the BFI Facility or Premises complies with applicable building codes, ordinances, and regulations, and Tenant accepts the Premises "AS IS."

3. TERM. Unless sooner terminated as provided herein, the term of this lease shall be for three (3) years, commencing on 10/12/98. Notwithstanding any contrary provision herein, Landlord may terminate this Lease at any time upon five (5) days written notice to Tenant if, in Landlord's reasonable judgment, operation the Decon Center requires the BFI Facility (as defined in the Recyclables Agreement) to obtain additional permits or approvals or materially interferes with or jeopardizes other operations at the BFI Facility and such matter is not resolved to Landlord's reasonable satisfaction within such five (5) day period, or if, for any reason, Landlord ceases operations at the BFI Facility or sells the BFI Facility. The parties hereto may extend the term of this Lease upon mutual written agreement. Notwithstanding any contrary provision herein, this shall in any event terminate upon termination of the Recyclables Agreement.

4. RENT. Tenant shall pay to Landlord as monthly rent during the term of this Lease, in advance and without demand on the first day of each month throughout the term of this Lease, at the address for Landlord set forth herein, the sum of Five Hundred and Six Dollars 25/100 Dollars ($506.25).

5.       MAINTENANCE, UTILITIES, INSURANCE, AND TAXES.

         (a) Tenant shall pay for all maintenance and repair costs for the Premises which are necessary to maintain the Premises in as good a condition as at the date of the commencement of the Lease term, ordinary wear and tear excepted. Landlord shall pay for all repair and maintenance costs for the foundation, roof and exterior walls, and plumbing and electrical systems.

         (b) Tenant shall reimburse Landlord, within thirty (30) days after Landlord's invoice, for all charges for utility services furnished to the premises during the term of this Lease, allocated on a square footage basis between the Premises and the BFI Facility. Excluding utility service costs to operate on site autoclave and/or incineration system.

         (c) Tenant, at its expense, shall obtain and maintain General Liability and All Risk Property Insurance as required pursuant to the Recyclables Agreement.

         (d) Tenant shall reimburse Landlord, within thirty (30) days after Landlord's invoice, for all the real property taxes applicable to the Premises during the term of this Lease, allocated on a square footage basis between the Premises and the BFI Facility. Tenant shall also pay directly to the taxing authority all property taxes levied upon any of Tenant's equipment, furniture, or other property at the Premises.

6. TENANT'S IMPROVEMENTS. Tenant shall not make any alteration, addition or improvement to the Premises except upon the prior express written approval by Landlord given in its sole discretion. Any such authorized alteration, addition or improvement shall be at Tenant's sole cost and expense, and in compliance with all then applicable building codes and ordinances. Any alteration, addition or improvement made by Tenant to the Premises and any fixtures installed by Tenant shall become the property of Landlord upon the expiration or other sooner termination of this Lease unless Landlord elects for Tenant to remove such improvements, whereupon, Tenant shall remove same from the

         Premises at Tenant's cost and expense; provided, that Tenant shall repair any damage to the Premises caused by such removal.

7. SURRENDER UPON TERMINATION. At the expiration or sooner termination of this Lease, Tenant shall surrender the Premises in as good condition as it was at the beginning of the term hereof, ordinary wear and tear excepted. Prior to the expiration or sooner termination of this Lease, Tenant shall remove all of Tenant's fixtures and other personal property, and repair all damage caused by such removal.

8. TENANT'S DEFAULT. If Tenant defaults in the payment of rent, or any part thereof, for more than fifteen (15) days after Landlord gives Tenant written notice of such default, or if Tenant defaults in the performance of any other material covenant, agreement or condition herein contained or provided for, for more than thirty (30) days after Landlord gives Tenant written notice of such default, Landlord shall have the right either (a) to terminate this Lease and Tenant's right to possession of the Premises or (b) to terminate only Tenant's right to possession of the Premises without terminating this Lease; and in either such event, Landlord shall have the right to peacefully re-enter and/or repossess the Premises, either by summary proceeding, surrender or other legal manner, and dispose and remove therefrom Tenant, or other occupants thereof, and their effects, and alter the locks and other security devices at the Premises. In either event, Landlord shall be entitled to recover from Tenant all expenses incurred in connection with such default, including repossession costs, reasonable attorneys' fees (if suit is filed), and all reasonable expenses incurred in connection with efforts to relet the Premises, including cleaning, altering, advertising and brokerage commissions; and all such expenses shall be reimbursed by Tenant as additional rent, whether or not such default is subsequently cured. If Landlord elects to terminate only Tenant's right to possession, then Landlord may, at its option, accelerate the entire amount then remaining unpaid under this Lease (discounted to present value based upon a reasonable annual rate) and recover same forthwith from Tenant, together with all other charges recoverable hereunder, and thereafter Landlord shall pay over to Tenant the net proceeds of any total or partial reletting of the Premises. Tenant shall be entitled to a credit against the amounts owed by it hereunder of the net proceeds from any reletting, or in the event Tenant has paid all such amounts, such net proceeds shall be paid over to Tenant.

9. RIGHT OF ENTRY. Landlord and its representatives may enter the Premises at any reasonable time, for the purpose of inspecting the Premises, performing its obligations under this Lease, performing any work which Landlord elects to undertake for the safety, preservation, benefit or welfare of the Premises or its occupants, or for performing any work which Landlord elects to undertake made necessary by reason of Tenant's default.

10.      FIRE OR OTHER CASUALTY.

         (a) If at any time during this Lease term all or any portion of the Premises shall be substantially damaged or destroyed by fire or other casualty, then either party may elect to terminate this Lease by giving thirty (30) days prior written notice to the other party; provided, however, that either party may elect by written notice to the other within fifteen
                  (15) days of such damage or destruction to repair and reconstruct the Premises substantially to the condition in which it existed immediately prior to such damage or destruction in which case any notice of termination already given shall be null and void, and provided that if such repair and reconstruction proceeds as provided in subdivision (b) below, then this Lease shall not so terminate. Insurance proceeds payable with respect to such fire or other casualty, pursuant to the insurance provided by Tenant hereunder, shall be payable to Landlord and Tenant as their interests may appear and, in the ordinary course of events, be used, in part for repairs and/or replacements to the Premises as required.

         (b) In any of the aforesaid circumstances, rental shall abate proportionately or, if destroyed in its entirety, in whole, during the period and to the extent that the Premises is unfit for use by Tenant in the ordinary conduct of its business. If Landlord or Tenant has elected to repair and restore the Premises, this Lease shall continue in full force and effect and such repairs will be made within a reasonable time thereafter but in no event to exceed six months thereafter, subject to delays arising from shortages of labor or material, acts of God, war or other conditions beyond Landlord's reasonable control, and rent shall not be increased after the date of the completion of such repairs as a result of such repairs.

11. CONDEMNATION. If all of the Premises is taken by condemnation, this Lease shall terminate on the date when the Premises shall be so taken; and the rent shall be apportioned as of that date. If part of the Premises is taken by condemnation and the Premises is thereby rendered not reasonably suitable for the continued conduct of Tenant's business, taking into consideration the nature, size and scope of such business immediately prior to the taking, then Tenant may elect by giving written notice to Landlord, to terminate this Lease and in the event of such termination, all charges and rentals shall be apportioned as of the date of taking. If the taking involves a part of the Premises and if Tenant does not elect to terminate this Lease, then with respect to the part not taken, the rent shall be reduced by the value that the condemned part bears to the total value of such Premises, in which event Landlord shall restore such Premises to an architecturally-complete unit. Both Landlord and Tenant shall have the right to assert a separate claim in any condemnation proceedings, as their interests may appear; provided, however, that Tenant shall only have the right to assert a claim for any improvements, alterations or additions made to the Premises by Tenant, and for moving expenses. Tenant and Landlord shall each bear their own cost and expense in prosecuting their separate claims.

12. ASSIGNMENT AND SUBLETTING. Tenant shall not assign this Lease or sublet the Premises or any part thereof without Landlord's approval, given in Landlord's sole discretion. Upon any allowed assignment of this Lease by Tenant, Tenant shall remain liable for all obligations of Tenant hereunder.

13. TENANT'S INDEMNITY. Tenant agrees to indemnify and defend Landlord against all claims, suits, orders, liabilities, costs and expenses (including reasonable attorneys' fees) arising in any manner from Tenant's breach of this Lease, or any warranty or representation of Tenant herein, or Tenant's use of or any activities occurring at the Premises during the term of this Lease, except to the extent resulting from the active negligence or willful misconduct of landlord. All representations, warranties and indemnities of Tenant in this Lease shall survive termination or expiration of this Lease. Tenant agrees to indemnify and defend Landlord from and against all claims, orders, suits, liabilities, costs and expenses (including reasonable attorneys' fees and study or investigation costs) for any contamination of the Premises or release of pollutants into the environment in any manner arising out of use of or activities at the Premises during the term of this Lease.

14. NOTICE. Any notice which may or shall be given under the terms of this Lease shall be either delivered by hand or sent by express mail or United States Registered or Certified Mail, postage prepaid, to the parties at the following addresses.

                           If to Landlord:

                           757 N. Eldridge
                           Houston, TX 77079
                           Attention:  Donna Kolar

                           with a copy to:
                           the BFI Facility
                           Attention:  District Vice President

                           If to Tenant:

                           3010 N. 2nd St., Suite 110
                           Phoenix, AZ  85012
                           Attention:     Tim Einwechter
                                          Chief Operating Officer

                           With a copy to:

                           the Premises
                           Attention:     Tim Einwechter
                                          Chief Operating Officer

Such address may be changed from time to time by either party by giving notice as provided above. Notice shall be deemed given when delivered (if delivered by hand), one day after being sent by express mail, or three days after depositing in the mails return receipt requested (if delivered by mail).

15. SEVERABILITY. This Lease shall be governed by and construed in accordance with the laws of the State of the location of the Premises. If any clause or provision of this Lease is illegal, invalid or unenforceable, under present or future laws effective during the term hereof, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby; and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

16. COMPLIANCE WITH LAWS. Tenant, at its sole expense, will comply with all federal, state, municipal and other laws, ordinances, rules and regulations applicable to the Premises and their respective activities conducted thereon.

17. SUCCESSORS AND ASSIGNS. The covenants, conditions and agreements contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns; but this provision shall in no way alter the restriction herein in connection with assignment and subletting by Tenant.

18. WHOLE CONTRACT. This Lease and any attached addenda or exhibits signed by the parties constitute the sole and entire contract between the parties relative to the Premises, except as may be provided in the Recycling Agreement; provided, however, that any conflict between the provisions of the Recycling Agreement and this Lease shall be governed by the Recycling Agreement. No prior written or contemporaneous oral promises or representations shall be binding.

19. WAIVER. Neither acceptance of rent by Landlord nor failure by Landlord to complain of any action, non-action or default of Tenant shall constitute a waiver of any of Landlord's rights hereunder. Waiver by Landlord of any right for any default of Tenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance of surrender of the Premises.

STATE OF FLORIDA

COUNTY OF POLK

BEFORE ME, the undersigned authority, on this day personally appeared November 16, 1998 known to me to be the person whose name is subscribed to the foregoing instrument as and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of such corporation.

GIVEN under my hand and seal of office this 16th day of November, 1998.



                                              __________________________________
                                                  Notary Public in and for
                                                  State of Florida  County, Polk

STATE OF _______

COUNTY OF ____________

BEFORE ME, the undersigned authority, on this day personally appeared _____________________________________, known to me to be the person whose name is subscribed to the foregoing instrument as ___________________ of ___________________________________, a corporation, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

GIVEN under my hand and seal of office this___ day of _______________, l998.



                                              __________________________________
                                                    Notary Public in and for
                                              ____________ County, _____________

IN WITNESS WHEREOF, Tenant and Landlord have caused these presents to be executed as of the 16th day of November, 1998.

                                 ALLIANCE MEDICAL CORPORATION

                                 By:
                                       -----------------------------------------
                                 Title:
                                       -----------------------------------------
                                                   ("Tenant")

                                 BFI WASTE SYSTEMS
                                 OF NORTH AMERICA, INC.

                                 By:
                                      ------------------------------------------
                                 Title:   DISTRICT VICE PRESIDENT
                                                   ("Landlord")






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